UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]           Definitive Proxy Statement
[  ]           Definitive Additional Materials
[  ]           Soliciting Material Pursuant to §240.14a-12.

ALL AMERICAN PET COMPANY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)           Title of each class of securities to which transaction applies:

2)           Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

4)           Proposed maximum aggregate value of transaction:

5)           Total fee paid:

[  ]    Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount Previously Paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

ALL AMERICAN PET COMPANY, INC.
9601 Wilshire Blvd., Suite M200
Beverly Hills, California 90210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on October 13, 2009

Dear All American Pet Company, Inc. Stockholders:

You are cordially invited to attend the Annual Meeting of stockholders of All American Pet Company, Inc., a Maryland corporation, (“All American Pet”) to be held on October 13, 2009, at 10:00 a.m., local time, at 402 W. Broadway, Suite 690, San Diego, California, 92101.  At the Annual Meeting, you will be asked to consider and vote on the following proposals:

1.	To elect a new Board of Directors for All American Pet to hold office until the next annual meeting, (the current nominations are for Barry Schwartz, Lisa Bershan and Victor Hollander);
2.	To reaffirm the appointment of Hawkins Accounting as All American Pet’s independent auditors for the next year; and
3.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 23, 2009 as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.  A list of such stockholders will be available for examination by a stockholder for any purpose germane to the meeting during normal business hours at All American Pet’s Executive offices at 9601 Wilshire Blvd., Suite M200, Beverly Hills, California 90210 for 10 days prior to the Annual Meeting.

By Order of the Board of Directors

/S/ Barry Schwartz
Barry Schwartz
Chief Executive Officer

Beverly Hills California
September 25, 2009

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to please vote your shares at your earliest convenience.  This will ensure the presence of a quorum at the meeting.  Promptly voting your shares by signing, dating and mailing the enclosed proxy will save All American Pet the expenses and extra work of additional solicitation.  Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

ALL AMERICAN PET COMPANY, INC.
9601 Wilshire Blvd., Suite M200
Beverly Hills, California 90210

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
October 13, 2009

This statement is furnished in connection with the solicitation by the Board of Directors of All American Pet Company, Inc. (hereinafter “All American Pet” or the “Company”) of proxies in the accompanying form for the Annual Meeting of Stockholders to be held on October 13, 2009 at 10:00 a.m. and at any adjournment thereof.

This proxy statement and the enclosed form of proxy were first sent to stockholders on or about October 1, 2009.

If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

Solicitation of proxies will be made by mail and by All American Pet’s Chairman, Barry Schwartz.  All American Pet will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

As of the close of business on September 23, 2009, the record date for the Annual Meeting, All American Pet had outstanding and entitled to vote 39,489,376 shares of Common Stock.  Each share of Common Stock is entitled to one vote per share on all matters submitted to a vote of All American Pet’s stockholders.  Only stockholders of record at the close of business on September 23, 2009 are entitled to vote at the Annual Meeting or at any adjournment thereof.

The presence at the meeting, in person or by proxy, of the holders of Common Stock holding in the aggregate a majority of the voting power of All American Pet’s stock entitled to vote shall constitute a quorum for the transaction of business.  A majority of the votes properly cast upon any question by the stockholders attending the meeting, in person or by proxy, shall decide the question.  Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of Directors or any other proposal and accordingly will have no effect.

Stockholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other stockholders.

PROPOSAL 1.  ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

At the 2008 Annual Meeting of Stockholders, a Board of Directors consisting of three members will be elected, each director to hold office until their term expires, or a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

All American Pet’s Board of Directors has nominated for election the two current members of the Board of Directors plus an additional individual:

Name	Age
Barry Schwartz	63
Lisa Bershan	52
Victor Hollander	76

The nominees have consented to their nomination to the Board of Directors, and will serve if elected.  However, if the nominees should become unavailable for election, the accompanying proxy will be voted in favor of holding a vacancy to be filled by our current Directors.  All American Pet has no reason to believe that Mr. Schwartz, Ms. Bershan and Mr. Hollander will be unavailable to serve as Directors.

The following information is provided regarding the nominees for election to the Board of Directors.

Barry Schwartz, age 63, Chief Executive Officer and a Director of the Company since its inception in 2003. Mr. Schwartz is a senior retail and operations executive with more than 30 years of experience in consumer durables and food. He has had P&L responsibility for up to $220 million in sales. His career highlights include President of a Division of Lamston Corporation a general market retailer with $110 million in sales with all merchandise responsibility for hard lines, soft lines and food. He also served as President of Guess Retail Outlet Stores with $220 million in sales and President and CEO of Whizgrill, Inc. a casual dining restaurant chain. Mr. Schwartz received a Bachelor of Science Degree from Bethel College in Biology. Barry Schwartz and Lisa Bershan are husband and wife.

Lisa Bershan, age 52, President and Director of the Company since its inception in 2003. Ms. Bershan is a senior sales executive and an entrepreneur in the food category. Her years of working with the supermarket chains which includes over 20,000 locations, has opened All American Pets to the company’s entire product line. In 1978, she founded Incredible Edibles, a chain of gourmet stores which she sold in 1986 to Piedmont Specialty Foods. From 1986 to 1994, Ms. Bershan served as Vice President and Director of Sales with Piedmont Foods where she helped launch numerous snack food products into major supermarket chains and built sales of her product lines to $32 million in less than 18 months time. In 1994, she founded Lisa's Gourmet Snacks and marketed unique snack foods including the first baked chips under the Lisa's Incredible Edibles brand. Ms. Bershan received an Associate Arts Degree from the Fashion Institute of Technology in Fashion Merchandise. Lisa Bershan and Barry Schwartz are husband and wife.

Victor Hollander, 76, Chief Financial Officer of the Company since March 2009 and a Director since May of 2009. Mr. Hollander is a CPA, formerly the managing partner of a Florida based accounting firm’s Los Angeles Office, and responsible for the firms involvement in initial and secondary public offerings, reverse mergers, corporate reorganization, acquisitions and SEC regulatory matters. Mr. Hollander brings an extensive 40+year professional background which included opening the prominent accounting firm Brout & Company’s Los Angeles Office. During his tenure, he was an engagement partner on many public companies listed on the New York, American and NASDAQ Stock Exchange. He was also a Senior Securities Partner with Lester Witte, a prominent international public accounting firm. Mr. Hollander graduated from California State University at Los Angeles with a BA in Accounting. He has served on the Securities, Ethics, Accounting and Auditing committees of the American Institute of Certified Public Accountants and The California State Society of Certified Public Accountants. Mr. Hollander is currently a member of the Board of Directors of two SEC reporting companies.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the five nominees identified above.  All American Pet expects each nominee to be able to serve if elected, but if any nominee notifies All American Pet before this meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

Director Independence

The Board of Directors have not made the determination if any of its Directors are considered independent directors in accordance with the director independence standards of the American Stock Exchange; however, each Director is also an Officer, therefore, as of the date of this filing, each director should be considered as non-independent.
Corporate Governance

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter.  Our Board of Directors perform some of the functions associated with a Nominating Committee.  Our board of directors intends to establish such a committee in the near future.

Director Nomination Procedures

Generally, nominees for Directors are identified and suggested by the members of the Board or management using their business networks. The Board has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future. In selecting a nominee for director, the Board or management considers the following criteria:

1.
whether the nominee has the personal attributes for successful service on the Board, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of the Company;

2.
whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a similar organization, including industry groups, universities or governmental organizations;

3.
whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to the Company’s current or future business, will add specific value as a Board member; and

4.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing Board member to continue his service.

The Board or management has not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership. Rather the Board or management will evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the Board’s current expectations with respect to each such criterion and make a determination regarding whether a candidate should be recommended to the stockholders for election as a director. During 2007, the Company received no recommendation for Directors from its stockholders.

The Company will consider for inclusion in its nominations of new Board of Director nominees proposed by stockholders who have held at least 1% of the outstanding voting securities of the Company for at least one year. Board candidates referred by such stockholders will be considered on the same basis as Board candidates referred from other sources. Any stockholder who wishes to recommend for the Company’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to the Company’s Secretary at the following address:  9601 Wilshire Blvd., Suite M200, Beverly Hills, CA 90210.

Audit Committee and Financial Expert

We do not have an Audit Committee.  Our directors perform some of the same functions of an Audit Committee, such as:  recommending a PCAOB Member firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls.  The Company does not currently have a written audit committee charter or similar document.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board or a particular director may send a letter to the Secretary of the Corporation at 9601 Wilshire Blvd., Suite M200, Beverly Hills, CA 90210.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.”  All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual Directors.  The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Business Conduct and Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
(3)	Compliance with applicable governmental laws, rules and regulations;
(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
(5)	Accountability for adherence to the code.

We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Our decision to not adopt such a code of ethics results from our having only three officers and two directors operating as the management for the Company. We believe that the limited interaction which occurs having such a small management structure for the Company eliminates the current need for such a code, in that violations of such a code would be reported to the party generating the violation.

Current Officers and Directors

Name	Age	Title	Term

Barry Schwartz	63	Chief Executive Officer, Director	Since 2003
Lisa Bershan	52	President, Director	Since 2003
Victor Hollander	76	Chief Financial Officer	Since 2009

Barry Schwartz (See Resumé on Page 2 above).

Lisa Bershan (See Resumé on Page 2 above).

Victor Hollander (See Resumé on Page 2 above).

Section 16(a) Beneficial Owner Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC.  Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that as of the date of this proxy they were not current in their filings.

Executive Compensation

The following table sets forth the cash compensation of the Company’s executive officers during the last fiscal year of the Company.  The remuneration described in the table does not include the cost of the Company of benefits furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individuals that are extended in connection with the conduct of the Company’s business.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year Ended December 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
Barry Schwartz,
CEO/Director	2008	$150,000 (1)	-0-	-0-	-0-	-0-	-0-	$118,750(2)	$268,750

Lisa Bershan,
President/Director	2008	$150,000 (1)	-0-	-0-	-0-	-0-	-0-	$118,750(2)	$268,750

(1)	Management has agreed to accrue or partially accrue the salaries until the Company has raised sufficient capital or generate sufficient revenue through operations to make such payments.
(2)	Received 2,375,000 warrants to purchase shares of our common stock at $0.17 per share and expire on August 23, 2018.

Employment Agreements

On August 24, 2008, All American Pet executed five and one-half-year Employment Agreements with Mr. Barry Schwartz, as CEO and Director and Ms. Lisa Bershan, as President and Director.

Barry Schwartz

Pursuant to the August 24, 2008 Employment Agreement, All American Pet agreed to compensate Mr. Schwartz with a salary of $150,000 per year for his services.  In addition, Mr. Schwartz was entitled to receive 2,375,000 warrants and other forms of incentive compensation.  Mr. Schwartz was also entitled to health insurance and such other bonus and incentives as the Board of Directors, in its discretion, should authorize.

Lisa Bershan

Pursuant to the August 24, 2008 Employment Agreement, All American Pet agreed to compensate Ms. Bershan with a salary of $150,000 per year for her services.  In addition, Ms. Bershan was entitled to receive 2,375,000 warrants and other forms of incentive compensation.  Ms. Bershan was also entitled to health insurance and such other bonus and incentives as the Board of Directors, in its discretion, should authorize.

Director Compensation

Directors currently do not receive any cash compensation for serving on the Board of Directors, or for any other services rendered to the Company in their capacity as a director of the Company, but are reimbursed for expenses they incur in connection with their attendance.

Certain Relationships and Related Transactions

As of December 31, 2008 and 2007, we owed a total of $32,361 and $20,421, respectively, to the officers of the Company for reimbursement of expenses.

As of December 31, 2008 and 2007, we owed a total of $507,861 and $207,861, respectively, to the officers of the Company for accrued salaries.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information, to the best of our knowledge, about the ownership of our common stock on August 31, 2009 relating to those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers. The percentage of beneficial ownership for the following table is based on 44,248,376 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after August 31, 2009 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management

Name of Beneficial Owner (1)	Number of Shares	Percent of Outstanding Shares of Common Stock (2)
Barry Schwartz, CEO and Director 9601 Wilshire Blvd., Suite M200 Beverly Hills, CA 90210	6,124,000 (3)	14%
Lisa Bershan, President and Director 9601 Wilshire Blvd., Suite M200 Beverly Hills, CA 90210	5,967,000 (3)	13%
Victor Hollander, Chief Financial Officer 9601 Wilshire Blvd., Suite M200 Beverly Hills, CA 90210	2,000,000	5%
All Directors & Officers as a Group	14,091,000	32%
(1)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to Common Stock (i.e., the power to dispose of, or to direct the disposition of, a security).

(2)	Rounded to the nearest whole percentage.
(3)	Includes 2,375,000 warrants exercisable at $0.17 per share and expire on August 23, 2018.

PROPOSAL 2.  REAFFIRM THE APPOINTMENT OF HAWKINS ACCOUNTING AS AUDITORS FOR THE NEXT YEAR

Our Board of Directors has selected Hawkins Accounting, Certified Public Accountants to serve as All American Pet’s independent auditor for the current fiscal year, and the Board is asking stockholders to reaffirm that selection.  Although current law, rules and regulations require All American Pet’s independent auditor to be engaged, retained and supervised by the Board of Directors, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Hawkins Accounting for reaffirmation by stockholders as a matter of good corporate practice.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REAFFIRMATION OF HAWKINS ACCOUNTING AS AUDITORS FOR THE NEXT YEAR.

Independent Public Accountants

Hawkins Accounting served as All American Pet’s principal independent public accountants for fiscal year 2008.  Representatives from that firm will not be present at the meeting of stockholders.  Therefore, they will not be making a statement and will not be available to respond to any questions.

Aggregate fees billed to All American Pet for the year ending December 31, 2008 by Hawkins Accounting were as follows:

(1) Audit Fees

The aggregate fees billed for professional services rendered by Hawkins Accounting, for the audit of our annual financial statements and review of the financial statements included in our Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal years ended December 31, 2008 and December 31, 2007 were $0.00 and $10,500, respectively.

(2) Audit-Related Fees

The aggregate fees billed by Hawkins Accounting for professional services rendered for audit related for fiscal years ended December 31, 2008 and December 31, 2007 were $5,000 and $0.00.

(3) Tax Fees

There were no fees billed by Hawkins Accounting for professional services to be rendered for tax fees for fiscal years ended December 31, 2008 and December 31, 2007.

(4) All Other Fees

There were no other fees to be billed by Hawkins Accounting for the fiscal years ended December 31, 2008 and 2007 other than the fees described above.

(5) Audit Committee Policies and Procedures

We do not have an audit Committee.

(6) If greater than 50 percent, disclose the percentage of hours expended on the principal accountant’s engagement to audit the registrant’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Not applicable.

OTHER MATTERS

As of the date of this statement our management knows of no business to be presented to the meeting that is not referred to in the accompanying notice.  As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any stockholder proposal about which All American Pet did not receive timely notice.

Expenses of Proxy Solicitation

The principal solicitation of proxies will be made by mail.  Expense of distributing this Proxy Statement to Stockholders, which may include reimbursement to banks, brokers and other custodians for their expenses in forwarding this Proxy Statement, will be borne exclusively by All American Pet.

Proposals of Stockholders

Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2008 Annual Meeting must be received by All American Pet by October 5, 2009.  The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.  It is suggested the proposal be submitted by certified mail -- return receipt requested. Stockholders who intend to present a proposal at the 2009 Annual Meeting without including such proposal in All American Pet’s proxy statement must provide All American Pet notice of such proposal no later than October 5, 2010.  All American Pet reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Where You Can Find More Information

The Company up through September 30, 2007, filed annual, quarterly and special reports and other information with the SEC that can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0405. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. All American Pet’s filings are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the public reference section of the SEC at 100 F Street, N.E., Room 1850, Washington, D.C. 20549-0405 at prescribed rates.

Shareholders may obtain documents by requesting them in writing or by telephone (619) 704-1310 from All American Pet, c/o Stoecklein Law Group at the following address: 402 W. Broadway, Suite 690, San Diego, CA 92101.

You should rely only on the information contained in this proxy statement. All American Pet has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated September 25, 2009. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.

By order of the Board of Directors

/S/ Barry Schwartz
Barry Schwartz
Chairman

Beverly Hills, California
September 25, 2009

ALL AMERICAN PET COMPANY, INC.
PROXY

Annual Meeting of Stockholders
October 13, 2009

The undersigned appoints Barry Schwartz, Chairman of All American Pet Company, Inc., with full power of substitution, the attorney and proxy of the undersigned, to attend the Annual Meeting of stockholders of All American Pet Company, Inc., to be held October 13, 2009, beginning at 10:00 a.m., Local Time, at 402 W. Broadway, Suite 690, San Diego, CA 92101 and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement to Stockholders dated September 23, 2009, a copy of which has been received by the undersigned, as follows:

1. Election of Director Nominees:
	FOR	AGAINST	ABSTAIN
Barry Schwartz			
Lisa Bershan			
Victor Hollander			

	FOR	AGAINST	ABSTAIN
2. Proposal to reaffirm the appointment of Hawkins Accounting as auditors for the next year.			

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE.  IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY, IF OTHERWISE DULY EXECUTED, WILL BE VOTED FOR EACH OF THE MATTERS SET FORTH ABOVE.

Date ___________________________, 2009                                                         Number of Shares ________________

Please sign exactly as
Your name appears on
Your stock certificate(s).
If your stock is issued in	Signature
the names of two or more	Print Name Here:
Persons, all of them must
Sign this proxy. If signing
in representative capacity	Signature
Please indicate your title.	Print Name Here:

PLEASE SIGN AND RETURN THIS PROXY PRIOR TO OCTOBER 9, 2009.

Mail To: All American Pet Company, Inc.,
c/o Stoecklein Law Group
402 W. Broadway, Suite 690, San Diego, CA 92101
Fax (619) 704-1325